THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Amendment") is made as of December 17, 2009, by and between INTL GLOBAL CURRENCIES LIMITED, a corporation organized under the laws of the United Kingdom (the "Borrower") and BANK OF AMERICA, N.A., a national banking association (the "Lender").

Recitals

Pursuant to that certain Credit and Security Agreement dated as of December 8, 2006 between the Lender and the Borrower, as amended by that certain First Amendment to Credit and Security Agreement dated as of February 29, 2008 and that certain Second Amendment to Credit and Security Agreement dated as of July 29, 2008 (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "Credit Agreement"), the Lender established a revolving credit facility pursuant to which the Lender agreed to make advances to the Borrower from time to time in an aggregate principal amount not to exceed Twenty Five Million Dollars ($25,000,000) at any one time outstanding.

The Borrower has asked the Lender to extend the maturity date thereof and the Lender has agreed to do so, provided the parties hereto execute and deliver this Amendment, among other things.

Agreement

NOW THEREFORE, in consideration of the premises and in order to induce the Lender to amend the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Terms Defined. Unless otherwise defined or stated in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Credit Agreement (as amended by this Amendment).

2. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof, hereby amended as follows:

The following definitions set forth in Section 1.1. of the Credit Agreement are hereby amended and restated to read as follows:

"Applicable Margin" shall mean 3.0% per annum, or 300 basis points.

"BBA Libor Daily Floating Rate" means, at any time, a fluctuating rate of interest equal to the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by the Lender from time to time) as determined as of each Interest Rate Change Date, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in the Lender's sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.  If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as reasonably selected by the Lender.

"Libor-Based Rate" means a per annum rate of interest equal at all times to the sum of the BBA Libor Daily Floating Rate plus the Applicable Margin. The Libor-Based Rate shall change immediately and contemporaneously with each change in the BBA Libor Daily Floating Rate.

"London Banking Day" means a day on which banks in London are open for business and dealing in offshore dollars.

"Revolving Credit Expiration Date" shall mean December 31, 2010, or such later date as to which the Lender shall, in its discretion, agree to extend the Revolving Credit Expiration Date.

"Unused Commitment Fee" shall mean the fee paid by the Borrowers to the Lender pursuant to Section 1.2(i).

"Unused Commitment Fee Percentage" shall mean twenty-five (25) basis points.

Section 1.2 of the Credit Agreement is hereby amended to add the following new subsection 1.2(i) at the end thereof:

(i) Unused Commitment Fee. During the period from the date hereof until the earlier of the Revolving Credit Expiration Date or the date on which the Revolving Credit Facility is terminated pursuant to the provisions hereof, the Borrower shall pay to the Lender an Unused Commitment Fee in a per annum amount equal to the Unused Commitment Fee Percentage times the average daily unused portion of the Revolving Credit Amount. Such Unused Commitment Fee shall commence to accrue on the date hereof and shall be due and payable by the Borrower quarterly, in arrears, commencing on December 31, 2009, and, on the last Business Day of each third month thereafter, and on the earlier of the Revolving Credit Expiration Date or on the date on which the Revolving Credit Facility is terminated pursuant to Section 7 hereof.

3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent, all of which conditions precedent must be satisfied on or before the date of this Amendment:

(a) The Lender shall have received this Amendment executed by the parties hereto, and all fees and expenses called for herein or incurred in connection with the preparation and execution of this Amendment including, without limitation all of the attorneys' fees, costs and expenses incurred by the Lender in connection herewith;

(b) The Lender shall have received the fully executed Confirmation of Continuing and Unconditional Guaranty of IAHC; and

(c) No Default or Event of Default shall have occurred and be continuing.

4. Representations and Warranties. In order to induce the Lender to enter into this Amendment, the Borrower hereby represent and warrant to the Lender that as of the date hereof (a) the execution, delivery and performance of this Amendment has been authorized by all requisite corporate action on the part of the Borrower and will not violate any of the Borrower's organizational documents or bylaws; (b) no Default of Event or Default exists under the provisions of the Financing Documents which has not been waived by the Lender in writing, (c) all of the representations and warranties of the Borrower as set forth in the Financing Documents are true and correct on the date hereof as if the same were made on the date hereof, (d) no material adverse change has occurred in the business, financial condition, prospects or operations of the Borrower since the date of the most recent financial statements of the Borrower furnished to the Lender in accordance with the provisions of the Financing Documents, and (e) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. If any of the foregoing representations and warranties shall prove to be false, incorrect or misleading in any material respect, the Lender may, in its absolute and sole discretion, declare that a default has occurred and exists under the provisions of the Financing Documents, and the Lender shall be entitled to all of the rights and remedies set forth in the Financing Documents as the result of the occurrence of such default.

5. Ratification and No Novation. The Borrower hereby ratifies and confirms all of its obligations, liabilities and indebtedness under the provisions of the Note, the Credit Agreement, and the other Financing Documents, as the same may be amended and modified by this Amendment. The Lender and the Borrower agree that it is their intention that nothing herein shall be construed to extinguish, release or discharge or constitute, create or effect a novation of, or an agreement to extinguish, (a) any of the obligations, indebtedness and liabilities of the Borrower or any other party under the provisions of the Financing Documents, or (b) any negative pledge to the Lender. The Borrower agree that all of the provisions of the Note, the Credit Agreement, and the other Financing Documents shall remain and continue in full force and effect as the same may be modified and amended by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Financing Documents, the provisions of this Amendment shall control.

6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Lender, the Borrower, and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be executed and sealed, as of the day and year first above written.

BORROWER:

WITNESS: INTL GLOBAL CURRENCIES LIMITED

//Bruce Fields_________________ By: //Sean M. O'Connor____________ (SEAL)

Bruce Fields Printed Name: Sean M. O'Connor

Title: Director

LENDER:

BANK OF AMERICA, N.A.,

A national banking association

By: //Michael D. Brannan (SEAL)

Michael D. Brannan

Senior Vice President